Exhibit 10.2

AGREEMENT

AGREEMENT dated this 27th day of June 2011, by and between W270, Inc. (hereinafter “W270”), a Nevada Corporation, with offices located at 4221 Camino Alegre, La Mesa, California 91941 and Wesley E. Fry, President of W270.

The parties hereto agree and acknowledge that by virtue of Wesley E. Fry’s other business activities as described in W270’s Form S-1 Registration Statement, certain potential conflicts of interest may arise.

In an effort to resolve such potential conflicts of interest, we have entered into this written agreement with Wesley E. Fry:

•

any business opportunities that Wesley E. Fry may become aware of independently or directly through his association with us would be presented by him solely to us;

•

any business opportunities disclosed to Wesley E. Fry by the management of other entities would not be presented by him to us if so requested by them;

•

any business opportunities disclosed to Wesley E. Fry by us would not be presented by him to any other entity, unless and until we passed upon same; and

•

in the event that the same business opportunity is presented to Wesley E. Fry by both us and any other business entity, he shall only render his services to the business entity that first disclosed such business opportunity to her.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 27th day of June 2011.

W270, INC.

By: /s/ Wesley E. Fry

Wesley E. Fry, President

By: /s/ Wesley E. Fry

Wesley E. Fry, Individually